Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,365,678)
Unrealized Gain (Loss) on Market Value of Futures	(445,620)
Dividend Income	12,533
Interest Income	47,905
ETF Transaction Fees	350
Total Income (Loss)	$(3,750,510)

Expenses
General Partner Management Fees	$16,333
Professional Fees	3,822
Brokerage Commissions	3,060
Non-interested Directors' Fees and Expenses	410
Prepaid Insurance Expense	322
NYMEX License Fee	408
Total Expenses	24,355
Expense Waiver	(3,939)
Net Expenses	$20,416
Net Income (Loss)	$(3,770,926)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$36,025,427
Withdrawals (50,000 Shares)	(1,410,004)
Net Income (Loss)	(3,770,926)

Net Asset Value End of Month	$30,844,497
Net Asset Value Per Share (1,100,000 Shares)	$28.04

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596